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                                                                   EXHIBIT(d)(6)

                         DENVER INVESTMENT ADVISORS LLC

               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

                  AGREEMENT made as of October 1, 2000 between WESTCORE TRUST, a Massachusetts business trust (the "Trust"), and DENVER INVESTMENT ADVISORS LLC (the "Investment Adviser"), a Colorado limited liability company.

                  WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act");

                  WHEREAS, pursuant to that certain Amended and Restated Investment Advisory Agreement, dated as of October 1, 1995 (the "Former Advisory Agreement"), between the Investment Advisor and the Trust, as amended by Addendum No. 1 dated October 1, 1998, Addendum No. 2 dated October 1, 1999, Addendum No. 3 dated October 1, 1999, and Addendum No. 4 dated December 15, 1999 (collectively, the "Addenda"), the Trust has retained the Investment Adviser to furnish investment advisory and other services to the Trust for its Cash Reserve Fund, Colorado Tax-Exempt Fund, Growth and Income Fund (formerly known as the Equity Income Fund), Plus Bond Fund (formerly known as the Intermediate-Term Bond Fund), Small-Cap Opportunity Fund, MIDCO Growth Fund, Flexible Income Fund (formerly known as the Long-Term Bond Fund), Blue Chip Fund (formerly known as the Modern Value Equity Fund), Mid-Cap Opportunity Fund, Small-Cap Growth Fund, Select Fund and International Frontier Fund (together with the New Fund (as hereinafter defined), collectively, the "Funds");

                  WHEREAS, the Trust and the Investment Adviser desire to amend and restate the Former Advisory Agreement so that the Former Advisory Agreement and all of the Addenda will be reflected in a single document;

                  WHEREAS, Section 1(b) of the Former Advisory Agreement provides that if the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Adviser to act as the investment adviser under the Former Advisory Agreement, the Company shall so notify the Adviser in writing, and if the Investment Adviser is willing to render such services it shall notify the Trust in writing;

                  WHEREAS, the Trust has notified the Adviser that it has established a new portfolio, namely the International Select Fund (the "New Fund"), and that it desires to retain the Adviser to act as the investment adviser therefor, and the Adviser has notified the Trust that it is willing to serve as investment adviser for the New Fund; and

                  WHEREAS, the Investment Advisor and the Trust desire to amend and restate the Former Advisory Agreement as set forth herein.


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                  NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

                           (a) The Trust hereby appoints the Investment Adviser
                  to act as investment adviser to each Fund, in each case, for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

                           (b) In the event that the Trust establishes one or
                  more series or portfolios other than the Funds with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such services under this Agreement, it shall notify the Trust in writing whereupon such series or portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as each Fund except to the extent that said provisions (including those relating to the compensation payable by the Trust to the Investment Adviser) are modified with respect to such Fund in writing by the Trust and the Investment Adviser at the time. The term "Fund" herein shall refer to each such Fund as referred to in the foregoing sentence together with each existing Fund.

         2.       DELIVERY OF DOCUMENTS.

                  The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

                           (a) The Trust's Amended and Restated Declaration of
                  Trust, as filed with the Secretary of State of the Commonwealth of Massachusetts on November 19, 1987, and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to be amended, is herein called the "Declaration of Trust");

                           (b) The Trust's Code of Regulations and amendments
                  thereto;

                           (c) Post-Effective Amendment No. 51 to the Trust's
                  Registration Statement on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") (File No. 2-75677) and under the 1940 Act;

                           (d) The most recent prospectus of each Fund (such
                  prospectus together with the related statement of additional information, as presently in effect and all amendments and supplements thereto, are herein called "Prospectus").


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The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

         3.       MANAGEMENT.

                  Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in each Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by each Fund. The Investment Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus for each Fund and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Investment Adviser shall:

                           (a) Furnish to the Board of Trustees statistical and
                  economic information as may be requested; and

                           (b) Recommend potential changes in investment policy.

                  The Investment Adviser further agrees that it shall:

                           (c) Update each Fund's cash availability throughout
                  the day as required;

                           (d) Maintain historical tax lots for each portfolio
                  security held by each Fund;

                           (e) Transmit trades to the Trust's custodian for
                  proper settlement;

                           (f) Maintain all books and records with respect to
                  each Fund's securities transactions;

                           (g) Supply the Trust and its Board of Trustees with
                  reports and statistical data as requested; and

                           (h) Prepare a quarterly broker security transaction
                  summary and monthly security transaction listing for each Fund.

         4.       OTHER COVENANTS.

                  The Investment Adviser agrees that it:

                           (a) Will comply with all applicable Rules and
                  Regulations of the Securities and Exchange Commission and will conduct its activities under this Agreement in accordance with other applicable law;


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                           (b) Will use the same skill and care in providing
                  such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities; and

                           (c) Will place orders pursuant to its investment
                  determinations for each Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
                  1934) provided to each Fund and/or other accounts over which the Investment Adviser or an affiliate of the Investment Adviser exercises investment discretion. The Investment Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for each Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Adviser to the Fund. In addition, the Investment Adviser is authorized in allocating purchase and sales orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust by the broker or dealer if the Investment Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Adviser, the Trust's principal underwriter or any affiliated person of either the Trust, the Investment Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission.

         5.       SERVICES NOT EXCLUSIVE.

                  The services furnished by the Investment Adviser hereunder are deemed not to be exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Investment


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Adviser to be suitable for two or more accounts managed by the Investment
Adviser, the available securities or investments may be allocated in a manner believed by the Investment Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

         6.       BOOKS AND RECORDS.

                  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7.       EXPENSES.

                  During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction costs, if any) purchased or sold for a Fund. If the expenses borne by a Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which its shares are registered or qualified for sale to the public, the Investment Adviser shall reimburse the Fund for any such excess to the extent that said securities regulations so require. Such expense reimbursement, if any, will be estimated, reconciled and paid on a monthly basis.

         8.       COMPENSATION.

                  For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and payable monthly, at the annual rate of 0.50% of the average daily net assets of the Cash Reserve Fund, 0.50% of the average daily net assets of the Colorado Tax-Exempt Fund, 0.65% of the average daily net assets of the Growth and Income Fund, 0.45% of the average daily net assets of the Plus Bond Fund, 1.00% of the average daily net assets of the Small-Cap Opportunity Fund, 0.65% of the average daily net assets of the MIDCO Growth Fund, 0.45% of the average daily net assets of the Flexible Income Fund, 0.65% of the average daily net assets of the Blue Chip Fund, 0.75% of the average daily net assets of the Mid-Cap Opportunity Fund, 1.00% of the average daily net assets of the Small-Cap Growth Fund, 0.65% of the average daily net assets of the Select Fund, 1.20% of the average daily net assets of the International Frontier Fund and 1.05% of the average daily net assets of the International Select Fund. As this Agreement covers multiple portfolios of the Trust, fees that are attributable to each portfolio shall be a separate charge to such portfolio and shall be the several (and not joint or joint and several) obligation of each such portfolio.


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         9.       LIMITATION OF LIABILITY.

                  The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10.      DURATION AND TERMINATION.

                  This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue in effect until September 30, 2001. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular fund for successive annual periods, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such fund. Notwithstanding the foregoing, this Agreement may be terminated as to any fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by the Investment Adviser on sixty days written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

                  Effective the date hereof, this Agreement amends and restates the Former Advisory Agreement.

         11.      AMENDMENT OF THIS AGREEMENT.

                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular fund until approved by vote of a majority of the outstanding voting securities of such fund.

         12.      MISCELLANEOUS.

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Colorado law.


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         13.      NAMES.

                  The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                      WESTCORE TRUST

Attest:                               BY:
                                            ------------------------
                                      TITLE:
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[SEAL]


                                      DENVER INVESTMENT ADVISORS LLC

Attest:                               BY:
                                            ------------------------
                                      TITLE:
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[SEAL]


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